UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2021 (July 10, 2021)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NXTD	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously disclosed in the Current Report on Form 8-K of Nxt-ID, Inc., a Delaware corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (“SEC”) on January 14, 2021, the Company and Vincent S. Miceli entered into an employment agreement, effective as of January 1, 2021 (the “Employment Agreement”), which, among other things, formalized the Company’s employment relationship with Mr. Miceli at such time as the Company’s Chief Executive Officer and Chief Financial Officer, and contained standard terms relating to termination of his employment in such roles, including termination for “Cause” (as defined in the Employment Agreement). Subsequently, and as disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on June 17, 2021, the Company’s board of directors (“Board”) appointed Chia-Lin Simmons to the roles of Chief Executive Officer of the Company and member of the Board, effective June 14, 2021.

Prior to the Company’s engaging Ms. Simmons as Chief Executive Officer, Mr. Miceli and the Company had been in discussions relating to continuing his position as Chief Financial Officer of the Company or terminating his employment. Mr. Miceli and the Company were unable to come to a mutual agreement on the terms of his continued employment with the Company and on July 10, 2021, the Company provided Mr. Miceli with a letter (the “Employment Termination Letter”), in which the Company informed Mr. Miceli that it was terminating the Employment Agreement, his services as Chief Executive Officer and Chief Financial Officer of the Company and his employment, for “Cause”.

The Company and Mr. Miceli are currently in dispute regarding the basis of the termination of the Employment Agreement and his employment with the Company. Mr. Miceli has asserted that he has resigned his employment with the Company for “Good Reason,” pursuant to the terms of the Employment Agreement, as a result of the Company’s breach of certain of its obligations under the Employment Agreement. As provided in the Employment Termination Letter, the Company has asserted that it has terminated Mr. Miceli’s employment as a result of his breach of certain of his obligations under the Employment Agreement. The Company has and continues to dispute Mr. Miceli’s assertion that he has the right to terminate the Employment Agreement for “Good Reason” and Mr. Miceli has and continues to dispute the Company’s assertion that it has the right to terminate the Employment Agreement for “Cause”. The Company is considering all equitable and legal remedies in light of such events and is currently in communication with a representative of Mr. Miceli, which communications may, or may not, result in a satisfactory resolution of this matter. The Company cannot provide any assurance at this time that such dispute will be resolved in the Company’s favor or that the outcome of such matter will not have a material adverse effect on the Company’s operations or business.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and its other periodic reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2021	Nxt-ID, Inc.

	By:	/s/ Chia-Lin Simmons
	Name:	Chia-Lin Simmons
	Title:	Chief Executive Officer

2